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                                                                      EXHIBIT 11


                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


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
                                                                                YEAR ENDED
                                                                                DECEMBER 31,
                                                           ----------------------------------------------------
                                                               2002                2001                2000
                                                           ------------        ------------        ------------
Numerator for diluted earnings per share -
net income after assumed conversions ...............       $ 12,668,000        $  3,466,000        $  2,852,000
                                                           ============        ============        ============

Denominator:
   Denominator for basic earnings per share
      weighted-average shares .....................           9,278,000           9,046,000           8,913,000

   Effect of dilutive securities:
      Employee stock options and warrants .........           2,127,000           1,294,000              41,000
                                                           ------------        ------------        ------------

      Denominator for diluted earnings per share -
         adjusted weighted-average shares and
          assumed conversions .....................          11,405,000          10,340,000           8,954,000
                                                           ============        ============        ============

Basic earnings per share ..........................        $       1.37        $       0.38        $       0.32
                                                           ============        ============        ============

Diluted earnings per share ........................        $       1.11        $       0.34        $       0.32
                                                           ============        ============        ============
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